Cohen & Steers Funds
Audit Committee Charter
The Boards of Directors (the "Board") of each of the Cohen & Steers funds
(each, the "Fund" and collectively, the "Funds"), has adopted this Charter to govern the activities of the Board's Audit Committee (the "Committee") with respect to its oversight of the Funds.
Statement of Purposes and Functions
The Committee's general purposes are to oversee the Fund's accounting and financial reporting processes and audits of the Fund's financial statements;
the integrity of the Fund's financial statements; the Fund's compliance with legal and regulatory requirements that relate to the Fund's accounting and financial reporting processes and financial statement audits; and the qualifications, independence and performance of the independent registered public accounting firm(s) engaged by the Fund ("independent auditors") and the performance of the Fund's independent audit function, if any.  The Committee's purpose also includes preparing an audit committee report as required by
Securities and Exchange Commission ("SEC") rules to be included in proxy statements relating to the election of Directors (closed-end Funds only).
The Committee's function is oversight.  While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits, to prepare or determine that the
Fund's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"), or to assure compliance with laws, regulations or any internal rules or policies of the
Fund.  Fund management is responsible for:  (1) the preparation, presentation and integrity of the Fund's financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and
(3) the maintenance of internal control over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations.  The independent auditors are responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter.  Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of the Fund's service providers, including the independent auditors.  Members of the
Committee are not employees of the Funds and, in serving on this Committee, are not, and do not hold themselves out to be, acting as accountants or auditors.  It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures.  In discharging their duties, the members of the
Committee are entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:  (1) one or more officers of the Fund whom the
Committee reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters the Committee reasonably believes are within the person's professional or expert competence; or (3) a Board committee of which the Committee members are not members.
Membership
The Committee shall be comprised of as many Directors as the Board shall determine, but, in any event, no less than three.  Each member of the
Committee must be a member of the Board.  The Board may remove or replace any member of the Committee at any time in its sole discretion.  One or more members of the Committee may be designated by the Board as the Committee's chairman or co-chairman, as the case may be.
Each member of the Committee may not be an "interested person" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended
(the "1940 Act"), and must otherwise satisfy the standards for independence of an audit committee member of an investment company as set forth in Rule
10A-3(b) (taking into account any exceptions to those requirements set forth in the rule) under the Securities Exchange Act of 1934, as amended, and, with respect to New York Stock Exchange ("NYSE") listed Funds, under applicable listing standards of the NYSE.  In addition, with respect to listed Funds, each member of the Committee must be "financially literate" (or must become so within a reasonable time after his or her appointment to the Committee), and at least one member of the Committee must have "accounting or related financial management expertise," in each case as the Board interprets such qualification in its business judgment.  The Board shall determine annually:
(i) whether the Committee has at least one member who is an "audit committee financial expert" ("ACFE"), as such term is defined in SEC rules or forms, and
(ii) with respect to NYSE-listed Funds, that simultaneous service on more than three public company audit committees by a member of the Committee would not impair the ability of such member to effectively serve on the Committee.  The designation of a person as an ACFE is not intended to impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.
A person designated as an ACFE is presumed to have "accounting or related financial management expertise."
Responsibilities and Duties
The Committee's policies and procedures shall remain flexible to facilitate the Committee's ability to react to changing conditions and to generally discharge its functions.  The following describe areas of attention in broad terms.  The Committee shall:
1.	Be directly responsible for the appointment, compensation, retention and oversight of any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund.  The independent auditors must report directly to the Committee, which shall be responsible for overseeing the work of the independent auditors and be responsible for the resolution of disagreements between management and the independent auditors relating to financial reporting.  Decisions by the
Committee concerning the appointment of the independent auditors shall be submitted to the Board for ratification in accordance with the requirements of
Section 32(a) of the 1940 Act.
2.	To the extent required by applicable regulations, pre-approve:  (i) all audit and permitted non-audit services rendered by the independent auditors to the Fund and (ii) all non-audit services rendered by the independent auditors to the Funds' investment adviser (the "Advisor") or any sub-adviser (not including sub-advisers whose primary role is portfolio management and that are otherwise unaffiliated with the Advisor) and/or to any entity controlling, controlled by or under common control with the Advisor that provides ongoing services to the Fund ("Advisor affiliate"), if the engagement for services relates directly to the operations and financial reporting of the Fund.  The
Committee has implemented policies and procedures pursuant to which these services are approved other than by the full Committee.
3.	Receive on a periodic basis formal written disclosures and letters from the independent auditors as required by Public Company Accounting Oversight Board
Rule 3526, Communications with Audit Committees Concerning Independence.  The
Committee should consider whether the non-audit services provided by the independent auditors to the Advisor or any Advisor affiliate, which services were not pre-approved by the Committee, are compatible with maintaining the independent auditors' independence.
4.	Set clear policies for the hiring of employees or former employees of the independent auditors by the Fund, the Advisor, or an Advisor affiliate.
5.	Obtain and review at least annually a report from the independent auditors describing:  (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised (a) by the independent auditors'
most recent internal quality-control review or peer review of the firm or (b)
by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any issues; and (iii)
(to assess the Auditor's independence) all relationships between the independent auditors and the Fund.
6.	Review with the independent auditors arrangements for and the scope of the annual audit and any special audits.
7.	Discuss with the independent auditors matters required by Statement of
Accounting Standards No. 61 and any other matters required to be reported to the Committee under applicable law, including, without limitation, any adjustment to financial statements recommended by such independent auditors, or any other results of any audit.
8.	For closed-end Funds only, review and discuss: (i)  the annual audited financial statements with management and the independent auditors, including any management's discussion of Fund performance; and (ii) semi-annual financial statements.
9.	Review with the independent auditors any audit problems or difficulties encountered in the course of their audit work and management's responses thereto.
10.	Discuss with management, but not as a committee assume responsibility for, management policies with respect to risk assessment and risk management for the Fund
11.	Discuss with management any earnings press releases (including press releases describing the declaration of dividends or other distributions), as well as financial information and earnings guidance provided to analysts and rating agencies.  The Committee may fulfill this responsibility by discussing the general types of information to be disclosed and the form of presentation
(i.e., a case-by-case review is not required) and need not discuss in advance each release of this information.
12.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Fund regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Fund, the Fund's Advisor and its affiliates and relevant employees of a Fund's custodian, administrator, transfer agent, principal underwriter (if any) or other third-party agents that, pursuant to agreements with the Fund, provide accounting-related services to or on behalf of the Fund of concerns regarding questionable accounting or auditing matters.
13.	Address reports from attorneys or the independent auditors of possible violations of federal or state law or fiduciary duty.
14.	Report to the Board on a regular basis (at least annually) on the
Committee's activities.
15.	Receive and review annually a written report from the independent auditors regarding:  (i) critical accounting policies to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with the Fund's management along with a description of the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; (iii) other material written communications between the independent auditors and management of the Fund, such as any management letter or schedule of unadjusted differences; and (iv) all non-audit services provided to the investment company complex.
16.	Receive reports from the Fund's principal executive officer and principal financial officer, or persons performing similar functions, regarding any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Fund's ability to record, process, summarize, and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.
17.	Perform such other functions consistent with this Charter, the Articles of Incorporation and Bylaws applicable to the Fund, and applicable law or regulation, as the Committee or the Board deems necessary or appropriate.
The Committee may delegate any portion of its authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to a subcommittee of one or more members.  Any decisions of the subcommittee to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.
Meetings
At least annually, the Committee shall meet separately with the independent auditors, and separately with Fund management, and with those persons responsible for the Fund's internal audit function, if any.  The Committee shall hold other regular or special meetings as and when it deems necessary or appropriate.  Appropriate minutes shall be kept of all meetings.  The
Committee may request any officer or employee of the Advisor or the Fund's legal counsel (or counsel to the Board members who are not "interested persons" of the Fund) or the independent auditors to attend a meeting of the
Committee or to meet with any members of, or consultants to, the Committee.
Any action of the Committee requires the vote of a majority of the Committee members present, whether in person or otherwise, at the meeting at which such action is considered.  Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.
Outside Resources and Assistance from Management
The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Committee may request.  The Committee shall have the authority to engage independent counsel and other advisers whose expertise the Committee considers necessary to carry out its responsibilities.  The Fund shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to any independent auditors engaged for the purpose of preparing or issuing an audit report or preparing or issuing an audit report or performing other audit, review or attest services for the
Fund; (ii) compensation of independent legal counsel or other advisers retained by the Committee; and (iii) ordinary administrative expenses of the
Committee that are necessary or appropriate in carrying out its responsibilities.
Annual Evaluations; NYSE Reports
The Committee shall review its performance at least annually.  The Committee shall assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with the NYSE in connection with any NYSE-listed Fund.
Adoption and Amendments
The Board shall adopt and approve this Charter and may amend the Charter at any time on the Board's own motion.
Adopted March  2004
Last revised December 2010